EXHIBIT 10.39

                                    AGREEMENT

        For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Chronimed Inc., a Minnesota corporation ("Chronimed") and Orphan Medical, Inc., a Minnesota corporation ("Orphan Medical"), agree as follows:

1. The Marketing and Distribution Agreement, dated June 2, 1994, and amended December 22, 1995 (the "Agreement"), between Chronimed and Orphan Medical is amended as follows:

        a. Elliot's B(TM) Solution is deleted from the list of "Initial Products" set forth on exhibit A to the Agreement and, from and after the date of this agreement, shall not be (i) subject to the Exclusive License granted to Chronimed pursuant to the Agreement, or (ii) treated as an "Initial Product" or a "Product" for any purposes of the Agreement.

        b. 4-Methyl Pyrazole (aka Antizol(TM)) in all forms, other than as a human pharmaceutical, is deleted from the list of "initial Products" set forth on exhibit A to the Agreement and, from and after the date of this agreement shall not be (i) subject to the Exclusive License granted to Chronimed pursuant to the Agreement, or (ii) treated as an "Initial Product" or a "Product" for any purposes of the Agreement.

2. Orphan Medical hereby agrees to make payment to Chronimed of a royalty on future sales in the United States by Orphan Medical of products that are excluded from the Exclusive License pursuant to section 1. The royalty shall be computed and payable as follows:

        a. The royalty of Elliot's B(TM) Solution products shall be equal to one percent (1%) of Orphan Medical's net sales of such products in the United States.

        b. The royalty on 4-Methyl Pyrazole (aka Antizol(TM)) products shall be equal to three percent (3%) of Orphan Medical's net sales of such products in the United States.

        c. Royalties shall be payable to Chronimed on a quarterly basis within forty-five (45) days after the end of the calendar quarter to which they relate, and each royalty payment shall be accompanied by a written summary of the net sales upon which the royalty payment is based.

        d. For purposes of calculating the amount of the royalty owing to Chronimed, the term "net sales" shall mean accrued gross sales revenues collected by Orphan Medical during the relevant calendar quarter, less (i) all returns, allowances and rebates,
                (ii) bad debts, (iii) transportation, shipping & insurance charges, and (iv) taxes and duties.

        e. If any dispute, controversy or claim arises relative to the provisions of this section 2, such dispute, controversy or claim shall be resolved in accordance with the procedures set forth in section 11 of the Agreement.

3. The Marketing Agreement (regarding Cystagon) between Chronimed and Orphan Medical, dated October 19, 1994, and amended on December 22, 1995, is hereby terminated in all respects and shall be of no continuing legal force or effect between Chronimed and Orphan Medical. Each of Chronimed and Orphan Medical, on its own behalf and on behalf of its insurers, successors and assigns, hereby releases the other party, and its insurers, successors and assigns, from any liabilities, claims or causes of action arising out of, or relating to, such Marketing Agreement or the termination thereof. Within 30 days of the date of this agreement, Chronimed shall pay Orphan Medical amounts accrued under this Cystagon Marketing Agreement through Chronimed's accounting period ended May 24, 1996.

         IN WITNESS WHEREOF, Chronimed and Orphan Medical have caused this agreement to be executed by their respective authorized representatives as of the 3rd day of June, 1996.


                                      CHRONIMED INC.

                                      By   /s/ Steven A. Crees
                                           ------------------------------------
                                           Its Senior Vice President



                                      ORPHAN MEDICAL, INC.

                                      By   /s/ John Howell Bullion
                                           ------------------------------------
                                           Its Chief Executive Officer